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                                                                   Exhibit 23(a)

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 25, 1999 included in or incorporated by reference in Washington Gas Light Company's Form 10-K for the year ended September 30, 1999 and to all references to our Firm included in this registration statement.

                                              ARTHUR ANDERSEN LLP

Washington, D.C.
February 2, 2000